UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 14, 2025
Date of Report (Date of earliest event reported)

Commission File No.	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Office and Telephone Number	State of Incorporation	IRS Employer Identification No.	Former name, former address, if changed since last report
1-14201	SEMPRA	California	33-0732627	No change
488 8th Avenue
San Diego, California 92101
(619) 696-2000

1-03779	SAN DIEGO GAS & ELECTRIC COMPANY	California	95-1184800	No change
8330 Century Park Court
San Diego, California 92123
(619) 696-2000

1-01402	SOUTHERN CALIFORNIA GAS COMPANY	California	95-1240705	No change
555 West 5th Street
Los Angeles, California 90013
(213) 244-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrants under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
SEMPRA:
Sempra Common Stock, without par value	SRE	New York Stock Exchange
Sempra 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	New York Stock Exchange
SAN DIEGO GAS & ELECTRIC COMPANY:
None
SOUTHERN CALIFORNIA GAS COMPANY:
None

Indicate by check mark whether the Registrants are an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). ☐

If an emerging growth company, indicate by check mark if the Registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
The California Public Utilities Commission (“CPUC”) issues proposed decisions (“PD”) from time to time on regulatory matters in advance of voting on a final decision. Such PDs are subject to public comment and must be voted on by the CPUC before a decision becomes final. The CPUC may adopt, modify, or reject PDs.
On November 14, 2025, the CPUC issued a PD in San Diego Gas & Electric Company’s (“SDG&E”) Track 2 request in its 2024 General Rate Case (“GRC”) and a PD in the Cost of Capital proceeding for SDG&E and Southern California Gas Company (“SoCalGas”). SDG&E and SoCalGas are subsidiaries of Sempra.
SDG&E Track 2 Request in 2024 General Rate Case – Proposed Decision
SDG&E’s Track 2 request addresses its application for review and approval of $1,472 million in wildfire mitigation plan costs incurred from 2019 through 2022 that were incremental to amounts authorized in SDG&E’s 2019 GRC and not otherwise addressed in SDG&E’s 2024 GRC final decision.
The PD approves $1,036 million of these requested costs, including strategic undergrounding, microgrids and fire hardening in the Cleveland National Forest, among other costs. The PD approves $91 million of SDG&E’s operation and maintenance (“O&M”) costs, denying $193 million of requested O&M costs primarily in the areas of drone assessments, stakeholder cooperation and community engagement, and enhanced vegetation management. The PD approves $945 million of capital costs, denying $242 million of capital costs primarily in the areas of drone inspections, data governance, covered conductor, communications, and aviation firefighting.
The Track 2 request also addresses SDG&E’s requested revenue requirement for the period from 2019 through 2027 for ongoing capital-related costs, including depreciation, taxes and return on rate base, for capital assets placed into service from 2019 through 2022. The PD authorizes a total Track 2 revenue requirement of $721 million for 2019 through 2027, which is $427 million lower than SDG&E’s requested revenue requirement of $1,148 million. It is important to note that, in February 2024, the CPUC authorized an interim cost recovery mechanism that permitted SDG&E to collect in rates $194 million and $96 million of this revenue requirement in 2024 and 2025, respectively. The PD authorizes SDG&E to collect the remaining $431 million from 2026 through 2028.
SDG&E and SoCalGas 2026 CPUC Cost of Capital Proceeding – Proposed Decision
The Cost of Capital PD proposes to establish the ratemaking capital structures and authorized cost of capital for SDG&E and SoCalGas, as shown in the table below, to be effective January 1, 2026 and remain in effect through December 31, 2028, subject to the cost of capital mechanism, which the PD reauthorizes to continue through 2028. The PD maintains the current authorized capital structure with an equity layer of 52% and authorizes a return on common equity that is 35 basis points lower than the current authorized return on common equity for both SDG&E and SoCalGas.

2026 - 2028 COST OF CAPITAL PROPOSED DECISION
SDG&E				SoCalGas
Authorized weighting	Return on rate base	Weighted return on rate base		Authorized weighting	Return on rate base	Weighted return on rate base
45.25%	4.59%	2.08%	Long-Term Debt	45.60%	5.02%	2.29%
2.75	6.22	0.17	Preferred Equity	2.40	6.00	0.14
52.00	9.88	5.14	Common Equity	52.00	9.73	5.06
100.00%		7.39%		100.00%		7.49%
Procedural Status
SDG&E is evaluating the Track 2 PD, and SDG&E and SoCalGas are evaluating the Cost of Capital PD. Comments on each of the PDs, by SDG&E and/or SoCalGas and intervening parties, are due December 4, 2025. Reply comments are due December 9, 2025. The earliest scheduled CPUC meeting in which either or both of the PDs could be voted on is December 18, 2025.
Forward-Looking Statements
This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the date of this report. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.
In this report, forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “pro forma,” “strategic,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.
Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include: California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054 and the wildfire fund continuation account established by California Senate Bill 254, rates from customers or a combination thereof; decisions, denials of cost recovery, audits, investigations, inquiries, ordered studies, regulations, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) California Public Utilities Commission (CPUC), Comisión Nacional de Energía, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, U.S. Internal Revenue Service, Public Utility Commission of Texas and other regulatory bodies and (ii) U.S., Mexico and states, counties, cities and other jurisdictions therein and in other countries where we do business; the success of business development efforts, construction projects, acquisitions, divestitures, and other significant transactions such as the planned sale of a portion of our equity interest in Sempra Infrastructure Partners, including risks related to, as applicable, (i) being able to reach final investment decision, (ii) negotiating pricing and other terms in definitive contracts, (iii) completing construction projects or other transactions on schedule and budget, (iv) realizing anticipated benefits from any of these efforts if completed, (v) obtaining regulatory and other approvals and (vi) third parties honoring their contracts and commitments, including with respect to closing or post-closing payments; changes to our capital expenditure plans and their potential impact on rate base or other growth; changes, due to evolving economic, political and other factors, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries, and (ii) laws and regulations, including those related to tax and the energy industry in the U.S. and Mexico; litigation, arbitration, property disputes and other proceedings; cybersecurity threats, including by state and state-sponsored actors, of ransomware or other attacks on our systems or the systems of third parties with which we conduct business, including the energy grid or other energy infrastructure; the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation; the impact on affordability of San Diego Gas & Electric Company’s (SDG&E) and Southern California Gas Company’s (SoCalGas) customer rates and their cost of capital and on SDG&E’s, SoCalGas’ and Sempra Infrastructure’s ability to pass through higher costs to customers due to (i) volatility in inflation, interest rates and commodity prices and the imposition of tariffs, (ii) with respect to SDG&E’s and SoCalGas’ businesses, the cost of meeting the demand for lower carbon and reliable energy in California, and (iii) with respect to Sempra Infrastructure’s business, volatility in foreign currency exchange rates; the impact of climate policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies; weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance; the availability of electric power, natural gas and natural gas storage and transportation capacity, including disruptions caused by failures in the transmission grid or pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities; Oncor Electric Delivery Company LLC’s (Oncor) ability to reduce or eliminate its quarterly dividends due to regulatory and governance requirements and commitments, including by actions of Oncor’s independent directors or a minority member director; and other uncertainties, some of which are difficult to predict and beyond our control.
These risks and uncertainties are further discussed in the reports that Sempra has filed with the U.S. Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC's website, www.sec.gov, and on Sempra’s website, www.sempra.com. Investors should not rely unduly on any forward-looking statements.

Sempra Infrastructure, Sempra Infrastructure Partners, Sempra Texas, Sempra Texas Utilities, Oncor and Infraestructura Energética Nova, S.A.P.I. de C.V. (IEnova) are not the same companies as the California utilities, SDG&E or SoCalGas, nor are they regulated by the CPUC.
None of the website references in this press release are active hyperlinks, and the information contained on, or that can be accessed through, any such website is not, and shall not be deemed to be, part of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SEMPRA,
(Registrant)

Date: November 17, 2025	By: /s/ Dyan Z. Wold
Dyan Z. Wold Vice President, Controller and Chief Accounting Officer

SAN DIEGO GAS & ELECTRIC COMPANY,
(Registrant)

Date: November 17, 2025	By: /s/ Valerie A. Bille
Valerie A. Bille Senior Vice President, Chief Financial Officer, Controller and Chief Accounting Officer

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: November 17, 2025	By: /s/ Sara P. Mijares
Sara P. Mijares Vice President, Controller and Chief Accounting Officer